Exhibit 99.1

GLOBAL HR RESEARCH, LLC

Financial Statements

Year Ended December 31, 2014

GLOBAL HR RESEARCH, LLC

Table of Contents

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM	F-1

FINANCIAL STATEMENTS

Balance Sheet	F-2

Statement of Operations and Members’ Equity (Deficit)	F-3

Statement of Cash Flows	F-4

Notes to Financial Statements	F-5 to F-12

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Managing Members

Global HR Research, LLC

Fort Myers, FL

We have audited the accompanying balance sheet of Global HR Research, LLC as of December 31, 2014, and the related statements of operations and members’ equity (deficit), and cash flows for the year ended December 31, 2014. Global HR Research, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global HR Research, LLC as of December 31, 2014, and the results of its operations and its cash flows for the year ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ Goldstein Schechter Koch, P.A.

Coral Gables, Florida

September 24, 2015

GLOBAL HR RESEARCH, LLC

Balance Sheet

December 31, 2014

ASSETS
Current Assets:
Cash	$311,197
Accounts receivable	493,381
Loans to members	325,173
Prepaid expenses and other current assets	8,698

Total current assets	1,138,449

Property and Equipment, net of Accumulated Depreciation	167,948
Other Assets:
Platform development in progress	1,295,896
Goodwill	163,817
Security deposits	34,178
Investment in affiliate	4,641

Total other assets	1,498,532

Total assets	$2,804,929

LIABILITIES AND MEMBERS’ DEFICIT
Current Liabilities:
Accounts payable	$1,870,723
Accrued expenses	60,560
Line of credit	300,000
Notes payable	648,536
Loans from affiliates	15,173

Total current liabilities	2,894,992

Long-term liability:
Deferred rent	294,471

Total liabilities	3,189,463

Members’ Deficit	(384,534)

Total liabilities and members’ deficit	$2,804,929

The accompanying notes are an integral part of this financial statement.

GLOBAL HR RESEARCH, LLC

Statement of Operations and Members’ Equity (Deficit)

Year Ended December 31, 2014

Revenues	$9,680,847
Costs of Revenues	7,345,922

Gross Profit	2,334,925

Operating Expenses:
Salaries and related expenses	1,094,206
Commissions	87,895
Selling and marketing	571,468
General and administrative	920,024
Depreciation	27,471

Total Operating Expenses	2,701,064

Loss from Operations	(366,139)
Other Income (Expense):
Interest income	13,127
Interest expense	(65,452)
Lawsuit settlement	(70,000)

Total Other Expense	(122,325)

Loss before equity in loss from affiliates	(488,464)
Equity in loss from affiliates	(72,577)

Net Loss	(561,041)
Beginning Members’ Equity	21,801
Contributions	154,706

Ending Members’ Deficit	$(384,534)

The accompanying notes are an integral part of this financial statement.

GLOBAL HR RESEARCH, LLC

Statement of Cash Flows

Year Ended December 31, 2014

Cash Flows from Operating Activities
Net Loss	$(561,041)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	27,471
Bad debt expense	9,349
Pass-through loss from investments in affiliates	72,577
Changes in assets and liabilities:
Decrease in accounts receivable	306,974
Increase in prepaid expenses and other current assets	(4,893)
Increase in accounts payable	713,484
Decrease in accrued expenses	(305,717)
Increase in deferred rent	35,118

Net Cash Provided by Operating Activities	293,322

Cash Flows from Investing Activities
Purchase of property and equipment	(13,701)
Platform development in progress	(255,731)
Investment in affiliates	(72,575)

Net Cash Used in Investing Activities	(342,007)

Cash Flows from Financing Activities
Proceeds from notes payable	250,000
Principal payments of notes payable	(212,495)
Proceeds from line of credit	1,775,000
Repayments of line of credit	(1,625,000)
Loans to members	(18,628)
Loans from affiliates, net	365
Proceeds from member contributions	154,706

Net Cash Provided by Financing Activities	323,948

Net increase in cash	275,263
Cash, beginning of year	35,934

Cash, end of year	$311,197

Supplemental disclosure of cash flows data:
Cash paid for interest	$60,605

The accompanying notes are an integral part of this financial statement.

GLOBAL HR RESEARCH, LLC

Notes to Financial Statements

December 31, 2014

Note 1 – Nature of Operations

Business Activity

Global HR Research, LLC, (the Company) provides background screening, drug testing and other pre-employment services for employers primarily in the United States and Canada.

The existence of the LLC is perpetual. Members’ personal liability is limited to their investment in the Company.

The Company has a 40% ownership position in each of six separate Product Placement Companies (PPCs) that sell the Company’s products via its web based order system. The PPCs are located throughout the United States. The PPCs are as follows: GHRR CF, LLC (CF), GHRR NE, LLC (NE), GHRR NW, LLC (NW), GHRR SE, LLC (SE), GHRR SF, LLC (SF), GHRR WF, LLC (WF). Ownership ranging from 51%-60% of the PPC’s is held by unrelated third parties. The PPCs bear all of the credit and collection risk associated with their customers, and they set their own credit and collection policies. The Company and the PPCs have executed operating agreements setting forth their business relationship including but not limited to revenue sharing and cost reimbursement. The Company invoices the PPCs the first day of each month for products sold to customers in the previous month. Those invoices are due to the Company by the 10th of the month. The PPCs are separate and distinct companies that file their own tax returns and maintain their own set of books and records apart from the Company. The operations of the PPCs are not consolidated with these financial statements.

The Company’s headquarters are in Fort Myers, Florida.

Note 2 – Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly liquid, short term investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Trade accounts receivable are recorded at the amount the Company expects to collect on balances outstanding at year end. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers. Management closely monitors outstanding balances and considers all of its accounts receivable to be collectible.

GLOBAL HR RESEARCH, LLC

Notes to Financial Statements

December 31, 2014

Note 2 – Summary of Significant Accounting Policies - continued

Concentration of Credit Risk

At December 31, 2014, the Company maintained its cash at a financial institution in bank deposits which, at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts and believes it is not exposed to any significant risk.

Approximately 41% of the total outstanding accounts receivable is due collectively from five of the PPC’s as of December 31, 2014. Accounts receivable from three customers represents another 13% of total accounts receivable.

In addition, approximately 65% of the Company’s 2014 revenue was received from ten customers and 41% was received from one customer.

Property and Equipment

Property and equipment are stated at original cost to the Company less accumulated depreciation. Repairs, maintenance, and minor replacements are charged to operations as incurred. Major repairs and replacements that improve or extend the lives of assets are capitalized. Depreciation is recognized on a straight-line basis over the useful lives of the related assets as follows:

Leasehold improvements	7-10 years
Furniture and equipment	5-10 years
Signage	7-10 years

Investments in Affiliates

The Company owns a 40% interest in the six PPCs and also owns a 50% interest in VIP Commercial Coach, LLC. These investments are recorded on the equity method in accordance with Accounting Standards Codification 323 Investments – Equity Method and Joint Ventures. Under the equity method, the Company’s original investment is recorded at cost and adjusted by the Company’s share of undistributed earnings or losses as well as distributions received from or contributions made to the investee. The investor ordinarily shall discontinue applying the equity method if the investment (and net advances) is reduced to zero and shall not provide for additional losses unless the investor has guaranteed obligations of the investee or is otherwise committed to provide further financial support for the investee.

GAAP requires the consolidation of all variable interest entities (“VIEs”) for which a Company is deemed to be the primary beneficiary. An entity is generally a VIE if it meets any of the following criteria: (i) the entity has insufficient equity to finance its activities without additional subordinated financial support from other parties, (ii) the equity investors cannot make significant decisions about the entity’s operations or (iii) the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the entity or receive the expected returns of the entity and substantially all of the entity’s activities involve or are conducted on behalf of the investor with disproportionately few voting rights.

Based on these criteria, management has determined that the affiliated entities do not constitute VIE’s.

GLOBAL HR RESEARCH, LLC

Notes to Financial Statements

December 31, 2014

Note 2 – Summary of Significant Accounting Policies - continued

Platform Development in Progress

The Company’s platform development costs are related primarily to software developed for internal use and, accordingly, the Company accounts for these costs under FASB ASC Topic 350-40 “Internal-Use Software” Such costs are being capitalized during the application development stage and when placed in service will be amortized over the estimated useful life of the platform.

Goodwill

The Company accounts for goodwill in accordance with the provisions of FASB ASC Topic 350, “Intangibles—Goodwill and Other”. Goodwill recorded in the financial statements represents the excess of the purchase price over the fair value of acquired net assets on the date of acquisition. The Company tests goodwill for impairment on an annual basis, or more often if events or circumstances indicate that there may be impairment.

The Company tests goodwill for impairment under a two-step approach. The first step of the goodwill impairment test compares the fair value of the Company with its carrying amount, including goodwill. If the carrying amount exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of the impairment loss. This is determined by comparing the implied fair value of the Company’s goodwill with the carrying amount of that goodwill. If the carrying amount of the goodwill exceeds the implied fair value of that goodwill, the Company recognizes an impairment loss as an expense. Management has determined there is no impairment of goodwill at December 31, 2014.

Deferred rent

The Company’s operating lease for its corporate office is in Fort Myers, Florida and includes schedule rent increases over the term of the lease. The Company has accounted for the lease to provide straight-line charges to operations over the life of the lease.

Revenue Recognition

Sales are recognized when revenue is realized or becomes realizable and has been earned. In general revenue is recognized when the earnings process is complete, which is upon performance of services. Revenue is recorded at gross amounts and payments to affiliates under revenue sharing agreements are recorded as cost of revenue in accordance with FASB ASC 605-45 “Principal Agent Considerations.”

Revenue Sharing Agreements with Product Placement Companies

The operating agreements with the PPCs make provision for a revenue sharing agreement between the Company and the PPCs of 50% of the net sales. Net sales is defined as the amount paid by the customer less commissions (if applicable), and the Company’s published costs, development fees, set-up fees, access fees, and any third party fees. The agreements also stipulate that when a PPC achieves gross revenues in excess of $1,800,000 during a calendar year, the revenue-sharing percentage is reduced to 40%.

GLOBAL HR RESEARCH, LLC

Notes to Financial Statements

December 31, 2014

Note 2 – Summary of Significant Accounting Policies - continued

Cost of Revenues

Included in cost of revenues are payments made and due to the PPC’s under revenue sharing agreements totaling $1,564,437 and salaries of researchers and personnel directly engaged in providing background screenings and other services totaling $932,360.

Advertising Costs

The Company’s policy is to expense advertising costs in the period they are incurred. Advertising and marketing expenses for the year ended December 31, 2014 were $279,355.

Income Taxes

The Company is a Florida Limited Liability Company taxed as a partnership for federal income tax purposes. Accordingly, the Company does not pay income tax and its income is passed through and taxed directly to its members. Therefore, no provision, liability or refund for federal income tax is reflected in the accompanying financial statements.

Management has evaluated its tax positions taken for all open tax years. Currently, the last three tax years are open and subject to examination by the Internal Revenue Service. Based on an evaluation of the Company’s tax positions, management believes all positions taken would be upheld under an examination. Therefore, no provision for tax effects of uncertain tax positions has been recorded for the year ended December 31, 2014.

The Company is not currently under audit nor has the Company been contacted by any tax jurisdiction.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

ASC Topic 820, “Fair Value Measurements and Disclosures” defines fair value as the price that would be received in an asset sale or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

ASC 820 also sets forth a valuation hierarchy of the inputs (assumptions that market participants would use in pricing an asset or liability) used to measure fair value. This hierarchy prioritizes the inputs into the following three levels:

GLOBAL HR RESEARCH, LLC

Notes to Financial Statements

December 31, 2014

Note 2 – Summary of Significant Accounting Policies - continued

Fair Value of Financial Instruments - continued

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The carrying amounts of the Company’s short-term financial instruments, including accounts receivable, accounts payable, accrued expenses and line of credit approximate their fair value due to the relatively short period to maturity for these instruments.

Note 3 – Related Party Transactions

In the ordinary course of business, the Company has transactions, including borrowings, to and from its affiliated PPCs and its managing member. In the opinion of management, these transactions were made on substantially the same terms as comparable transactions with other persons and companies and did not involve more than a normal risk of collectability or present any other unfavorable features to the Company.

Product Placement Companies

Accounts receivable from the PPCs were $202,472 at December 31, 2014. Accounts payable to the PPCs were $419,629 at December 31, 2014. The Company advanced $889 to the PPCs at December 31, 2014. These advances are non-interest bearing and were repaid during 2015.

There is a loan payable to PPC NE in the amount of $15,173 at December 31, 2014. This loan is non-interest bearing and was repaid during 2015.

The six PPCs generated gross sales of $6,138,174. The related revenue split paid to the PPCs was $1,564,437 for the year ended December 31, 2014.

The Company also charged the PPCs for costs that were not part of the revenue sharing agreement. The PPCs reimbursed the Company $146,836 for costs it incurred in connection with the products to be provided to its customers pursuant to the operating agreement.

The operating agreements further provide for circumstances in the event that the Company sells all or substantially all of its assets or ownership interests. In the event of a substantial sale of assets or ownership interests, the PPCs have agreed to transfer all of their interests (Tag Along Rights; Drag Along Rights) to the Company or its successors for an amount as determined in the agreements. Subsequent to a sale, the Company (or its successors) would no longer be obligated to the revenue sharing provisions of the operating agreements and would continue its client relationships under the existing service contracts.

GLOBAL HR RESEARCH, LLC

Notes to Financial Statements

December 31, 2014

Note 3 – Related Party Transactions - continued

Outta Touch Holdings, LLC

The managing member of the Company is a 50% equity member in Outta Touch Holdings, LLC. This LLC provides marketing services to the Company. During the year ended December 31, 2014, the Company paid Outta Touch Holdings, LLC $196,596 for marketing and travel.

Loans to Members

There are two notes receivable from the President of the Company totaling $83,046. These notes bear interest at 7% and are unsecured.

There are two notes receivable from the managing member of the Company totaling $229,000. These notes bear interest at 7% and unsecured.

Interest receivable on the aforementioned notes receivable is $13,127 at December 31, 2014 and is included in Loans to Members on the balance sheet.

Guaranteed Payments

Guaranteed payments to the Company’s managing member of $325,730 are included in Salaries and Related Expenses for the year ended December 31, 2014.

Note 4 – Investments in Affiliates

Investment in affiliate consists of $4,640 in GHRR SE, LLC. There are no investment balances for the other PPCs or affiliates at December 31, 2014.

Note 5 – Property and Equipment, Net

As of December 31, 2014, property and equipment consisted of the following:

Leasehold improvements	$45,945
Signage	16,071
Furniture and equipment	185,580

247,596
Less: Accumulated depreciation	(79,648)

Property and Equipment, net	$167,948

Depreciation expense for the year ended December 31, 2014 was $27,471.

GLOBAL HR RESEARCH, LLC

Notes to Financial Statements

December 31, 2014

Note 6 – Line of Credit

The Company has a line of credit payable to Sanibel Captiva Community Bank. Interest is payable monthly at a rate of 5.25% per annum with the principal balance payable at maturity. The obligation is secured by all Company assets and has been personally guaranteed by a managing member of the Company and one other member. The maximum borrowing under the line increased from $350,000 to $650,000 in February 2015. The line matures in October 2016 and was paid in full in August 2015.

Interest expense for the line of credit was $22,241 for the year ended December 31, 2014

Note 7 – Notes Payable

Notes payable consisted of the following as of December 31, 2014:

Note payable to Sanibel Captiva Community Bank, payable in monthly installments of $5,727 including interest at a fixed rate of 6.75% per annum. The obligation is secured by all Company assets and has been personally guaranteed by the managing member of the Company and another member. The note matures in October 2016.	$475,865
Note Payable to a third party, payable in monthly installments of $11,652 including interest at a fixed rate of 11.00% per annum. The obligation is unsecured. The note matures in April 2016.	172,671

Total Notes Payable	$648,536

Both notes payable were paid in full in August 2015. Accordingly, the notes are considered current liabilities as of December 31, 2014.

Interest expense on the notes payable was $43,211 for the year ended December 31, 2014.

Note 8 – Lease Commitments

The Company leases operating facilities under a lease agreement with an unrelated party. The agreement includes provisions providing that the Company pays all common area maintenance, property taxes and insurance as well as an annual escalation of the fixed portion of the rental payments. The lease expires in July 2020.

Minimum future lease payments are due as follows:

Year Ending December 31,
2015	$349,099
2016	387,377
2017	413,971
2018	422,635
2019	431,571
Thereafter	254,858

$2,259,511

GLOBAL HR RESEARCH, LLC

Notes to Financial Statements

December 31, 2014

Note 8 – Lease Commitments - continued

Rent expense for operating facilities amounted to $379,451, during the year ended December 31, 2014.

The Company has also entered into operating lease agreements for office equipment. The agreements require minimum monthly payments totaling $505, plus additional amounts based on usage. During the year ended December 31, 2014, expense for office equipment rental was $14,927.

Note 9 – Litigation

During 2014, the Company was a defendant in a lawsuit filed by a vendor seeking payment for up to $300,000. The Company contended the vendor did not perform the services for which they were seeking payment. The lawsuit was settled out of court in January 2015, and the Company agreed to pay the plaintiff $70,000. This judgement was paid in full in March 2015.

Note 10 – Subsequent Events

Subsequent events were evaluated through September 24, 2015, the date the financial statements were available to be issued.

On July 21, 2015, the Company entered into an agreement whereby the members of the Company sold all of their outstanding membership interests to a publicly-traded entity (“Purchaser”). The acquisition was consummated on August 21, 2015. Under the amendment the members received $24 million and 446,094 shares of common stock of the purchaser with a market value on the closing date of approximately $7,079,000. In addition, the purchaser agreed to pay future consideration to a member owning 75.5% of the Company in the form of 618,478 shares of common stock or $10,477,017 in cash. The deferred consideration is payable on the earlier of the following: 1) on November 20, 2015 2) twenty-one days after the Purchaser gives official notification its shareholders of the acquisition or 3) when the Securities and Exchange Commission declares effective an impending registration statement to be filed by the Purchaser. Ten percent of the stock consideration and deferred stock consideration may be forfeited if the Company does not meet a certain revenue level for its 2016 operating year.

Concurrent with the acquisition, the PPC’s ceased operations and the Company has assumed the business operations of these entities.